UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 30, 2024

CAPITAL SOUTHWEST CORPORATION
(Exact Name Of Registrant As Specified In Charter)

Texas	814-00061	75-1072796
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8333 Douglas Avenue, Suite 1100
Dallas, Texas 75225
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 238-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.25 par value per share	CSWC	The Nasdaq Global Select Market
7.75% Notes due 2028	CSWCZ	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 4, 2019, Capital Southwest Corporation (the “Company”) established an “at-the-market” offering (the “ATM Program”) through which the Company may sell, from time to time through sales agents, shares of the Company’s common stock, par value $0.25 per share (the “Shares”).

     On October 30, 2024, in connection with the effectiveness of the Company’s shelf registration statement on Form N-2ASR (File No. 333-282873) (the “Registration Statement”), the Company entered into separate fifth amendments (the “Fifth Amendments”) to (i) the third amended and restated equity distribution agreements, each dated May 26, 2021 (the “Third Amended and Restated Agreements”) with each of Jefferies LLC (“Jefferies”) and Raymond James & Associates, Inc. (“Raymond James”), and (ii) the amended and restated equity distribution agreements, each dated May 26, 2021 (together with the Third Amended and Restated Agreements, each as amended on each of August 3, 2021, November 2, 2021, August 2, 2022, and May 21, 2024 collectively, the “Equity Distribution Agreements”) with each of Citizens JMP Securities, LLC (f/k/a JMP Securities LLC) (“Citizens JMP”) and B. Riley Securities, Inc. (“B. Riley” and, together with Jefferies, Raymond James and Citizens JMP, the “Sales Agents”). The Fifth Amendments were entered into by and between the Company and each of the Sales Agents, severally, in order to, among other things, reflect the migration of the ATM Program to the Registration Statement from the Company’s previous shelf registration statement on Form N-2 (File No. 333-259455). The Equity Distribution Agreements with each of the Sales Agents, each as amended by the respective Fifth Amendments, are on substantially the same terms and conditions as one another. Under the Equity Distribution Agreements, each as amended by the respective Fifth Amendments, the Company may, but has no obligation to, issue and sell up to $1.0 billion in aggregate amount of Shares in the ATM Program, from time to time through Sales Agents, or to them, as principal for their own account. As of October 30, 2024, after giving effect to the Fifth Amendments, up to approximately $412.2 million in aggregate amount of the Shares remained available for sale under the ATM Program.

Further details regarding the Equity Distribution Agreements, each as amended by the respective Fifth Amendments, and the ATM Program are set forth in the Company’s prospectus supplement, dated October 30, 2024 (the “ATM Prospectus Supplement”), and the accompanying prospectus, dated October 29, 2024 (together with the ATM Prospectus Supplement, including, in each case, any information incorporated by reference therein, the “Prospectus”), filed by the Company with the Securities and Exchange Commission.

The foregoing description of the Fifth Amendments is not complete and is qualified in its entirety by reference to the full text of the Fifth Amendments, forms of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference. A copy of the opinion of Eversheds Sutherland (US) LLP relating to the legality of the issuance and sale of the Shares pursuant to the Prospectus is attached as Exhibit 5.1 hereto.

The Shares, if any, will be issued pursuant to the Company’s shelf registration statement on Form N-2ASR (File No. 333-282873) and the Prospectus, as supplemented from time to time.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description
5.1	Opinion of Eversheds Sutherland (US) LLP
10.1
Form of Fifth Amendment, dated October 30, 2024, to Third Amended and Restated Equity Distribution Agreement, dated May 26, 2021, between Capital Southwest Corporation and each of Jefferies LLC and Raymond James & Associates, Inc., respectively

10.2
Form of Fifth Amendment, dated October 30, 2024, to Amended and Restated Equity Distribution Agreement, dated May 26, 2021, between Capital Southwest Corporation and each of Citizens JMP Securities, LLC and B. Riley Securities, Inc., respectively

23.1	Consent of Eversheds Sutherland (US) LLP (contained in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2024

By:	/s/ Michael S. Sarner
Name: Michael S. Sarner
Title: Chief Financial Officer